Exhibit 3.21
Broadview Networks, Inc.

F 910605000194
INFO.
CERTIFICATE OF INCORPORATION
OF
BRIAR JOY DEVELOPMENT CORPORATION
Under Section 402 of the Business Corporation Law
IT IS HEREBY CERTIFIED THAT
(1) The name of the Corporation is:
BRIAR JOY DEVELOPMENT CORPORATION
(2) The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.
     For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporation formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.
(3) The number of shares which the corporation shall have the authority to issue is 200 at no par value.
(4) The principal office of the corporation is to be located in the County of St. Lawrence, State of New York.
(5) The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is :

c/o	Thomas J. Lynch, Esq.
4514 Wilderness Way
(Illegible) NY 13215
The undersigned incorporator is of the age of eighteen years or older.
IN WITNESS WHEREOF, this certificate has been subscribed this 4th day of June, 1991 by the undersigned (Illegible) that the statements made herein are true under the (Illegible)

Joan Terry	(Illegible)
Joan Terry, Incorporator	(Illegible)

F 910605000 (Illegible)
INFO.
CERTIFICATE OF INCORPORATION
OF
BRIAR JOY DEVELOPMENT CORPORATION

STATE OF NEW YORK
DEPARTMENT OF STATE
FIELD JUN 05 1991

TAX $(Illegible)

BY:	/s/ St. Lawrence
FILER:
Thomas J. Lynch, Esq.
4514 Wilderness Way
(Illegible), NY 13215
REFERENCE (Illegible)
INFO. BILL

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